Exhibit 10.3
AMENDMENT TO EMPLOYMENT LETTER
This Amendment (this “Amendment”) to an Employment Letter dated September 19, 2012 (the “Letter”) is entered into by Comverse, Inc. and Nassrin Tavakoli (“Executive”) on May 14, 2015.
WHEREAS, under the Letter, the Executive serves as the Senior Vice President, Chief Technology Officer and Research & Development of the Company;
WHEREAS, the Company and the Executive desire to amend and revise the terms of the Letter to the extent set forth herein in this Amendment;
NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company hereby agree as follows:

1.	Any notices under the Letter to the Company as provided for in Section 11 should be delivered to the Company at the following address:

Comverse, Inc.
200 Quannapowitt Parkway
Wakefield, MA, 01880
Attention: General Counsel

2.	Section 1 of the Letter is hereby amended to provide as follows:
“Employment. The Company hereby agrees to employ Executive, and Executive hereby agrees to accept employment with the Company, upon the terms and conditions contained in this Letter. Executive’s employment with the Company shall commence on the Effective Date and shall continue, subject to earlier termination of such employment pursuant to the terms hereof, until the fourth anniversary of the Effective Date (the “Term”). Thereafter, the Term will automatically renew on a year to year basis for an additional one-year period unless either the Company or the Executive provides at least 60 days advance notice of non-renewal. For the avoidance of doubt, and by way of example, notice must be given by August 2, 2016 if either the Executive or the Company desire not to renew the Letter for an additional year beyond October 1, 2016.”

3.
The language “during the Term” is hereby deleted from Section 6.1 and Section 6.4. For the avoidance of doubt, the Executive shall be entitled to the severance under Section 6.1 and Section 6.4 if the Executive’s employment is ended at the end of the Term, provided that the Executive otherwise qualifies under either Section 6.1 (termination without Cause or Resignation for Good Reason in the Absence of a Change of Control) or Section 6.4 (termination without Cause or Resignation for Good Reason in Connection with a Change of Control)

4.	Section 6.5(b)(iv) is hereby deleted from the definition of “Good Reason”.

AGREED TO:

EXECUTIVE

/s/ Nassrin Tavakoli             5/14/15
Nassrin Tavakoli                Date

COMVERSE, INC.

By: /s/ Kathleen Harris              5/14/15
Name: Kathleen Harris              Date
Tile: SVP, Chief Talent and
Administrative Officer